UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 3, 2010

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail Boca Raton, FL	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report:

None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On March 3, 2010, Office Depot, Inc. (the “Company”) disclosed that an area of potential future cost reduction was financial overhead, a component of the Company’s corporate general and administrative expense (“G&A”). For the fiscal year ended December 26, 2009, overhead for the Company’s financial function was approximately $140 million. Information regarding the Company’s G&A is set forth in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2010.

This Form 8-K is being furnished solely to satisfy the requirements of Regulation FD in light of the disclosure. The Company does not intend to update this disclosure or release similar information in the future. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

This Form 8-K contains “forward-looking statements within the meaning of the safe harbor provisions of the federal securities laws. It should be read in conjunction with “Forward Looking Statements/Risk Factors and Cautionary Statement for Purposes of the ‘Safe Harbor’ Provisions of the Private Securities Litigation Reform Act of 1995” in the Company’s periodic reports filed with the Securities and Exchange Commission, that discuss important factors that could cause the Company’s results to differ materially from those anticipated in such statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.

Date: March 3, 2010	By:	/s/ Elisa D. Garcia C.
Elisa D. Garcia C.
Executive Vice President, General Counsel & Corporate Secretary

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